Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Exxon Mobil Corporation of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of Denbury Inc. (Successor), which appears in Denbury Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

September 27, 2023

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